   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000
                                                   REGISTRATION NO. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CORIXA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                           DELAWARE                                                       91-1654387
(State or Other Jurisdiction of Incorporation or Organization)               (I.R.S. Employer Identification No.)

                         1124 COLUMBIA STREET, SUITE 200
                         SEATTLE, WASHINGTON 98104-2040
          (Address of Principal Executive Offices, Including Zip Code)

             COULTER PHARMACEUTICAL, INC. 1995 EQUITY INCENTIVE PLAN
             COULTER PHARMACEUTICAL, INC. 1996 EQUITY INCENTIVE PLAN
         COULTER PHARMACEUTICAL, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                              STEVEN GILLIS, PH.D.
                             CHIEF EXECUTIVE OFFICER
                               CORIXA CORPORATION
                         1124 COLUMBIA STREET, SUITE 200
                         SEATTLE, WASHINGTON 98104-2040
                                 (206) 754-5711
       (Name, Address and Telephone Number, Including Area Code, of Agent
                                  for Service)
                             ----------------------
                                    COPY TO:

                                STEPHEN M. GRAHAM
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                          701 FIFTH AVENUE, SUITE 6500
                            SEATTLE, WASHINGTON 98104
                             ----------------------
               (CALCULATION OF REGISTRATION FEE ON FOLLOWING PAGE)

                                        CALCULATION OF REGISTRATION FEE
----------------------------------------- ------------- ------------------- ------------------- -------------
                                          NUMBER TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
          TITLE OF SECURITIES              REGISTERED     OFFERING PRICE        AGGREGATE       REGISTRATION
            TO BE REGISTERED                  (1)          PER SHARE(2)     OFFERING PRICE(2)       FEE
----------------------------------------- ------------- ------------------- ------------------- -------------
COMMON STOCK, $.001 PAR VALUE, SUBJECT TO
OUTSTANDING OPTIONS GRANTED UNDER:
----------------------------------------- ------------- ------------------- ------------------- -------------
     COULTER PHARMACEUTICAL, INC. 1995
     EQUITY INCENTIVE PLAN                    327,214        $  2.2257          $    728,281      $    183
----------------------------------------- ------------- ------------------- ------------------- -------------
     COULTER PHARMACEUTICAL, INC. 1996
     EQUITY INCENTIVE PLAN                  3,969,932        $ 21.9854          $ 87,280,543        21,821
----------------------------------------- ------------- ------------------- ------------------- -------------
COMMON STOCK, $.001 PAR VALUE,
AUTHORIZED BUT NOT GRANTED UNDER:
----------------------------------------- ------------- ------------------- ------------------- -------------
     COULTER PHARMACEUTICAL, INC. 1996
     EQUITY INCENTIVE PLAN                  1,317,389        $ 23.3750          $ 30,793,968         7,699
----------------------------------------- ------------- ------------------- ------------------- -------------
     COULTER PHARMACEUTICAL, INC. 1996
     EMPLOYEE STOCK PURCHASE PLAN             152,548        $ 23.3750          $  3,565,810           892
----------------------------------------- ------------- ------------------- ------------------- -------------
                                TOTAL:      5,767,083                                             $ 30,595
----------------------------------------- ------------- ------------------- ------------------- -------------

(1) This registration statement shall also cover any additional shares of common stock that may become issuable under the plans being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to outstanding options is based upon the weighted average exercise price of the options covered under each plan. The computation with respect to unissued options is based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on December 22, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The registrant hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "SEC"):

        (a) The registrant's annual report on Form 10-K/A filed with the SEC on March 31, 2000 for the year ended December 31, 1999, which contains audited financial statements for the registrant's latest fiscal year for which audited financial statements have been filed;

        (b) The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

        (c) The registrant's current reports on Form 8-K filed on (i) August 9, 1999, (ii) October 21, 1999, (iii) August 28, 2000, as amended by Form 8-K/A filed on October 31, 2000, (iv) October 16, 2000, (v) November 3, 2000, and (vi) December 29, 2000; and

        (d) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A, filed with the SEC on September 27, 1997, including any amendment or report filed for the purpose of updating that description.

        The registrant also incorporates by reference into this registration statement all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and before the filing of a post-effective amendment that indicates that all securities offered by this registration statement have been sold or that deregisters all securities covered then remaining unsold under this registration statement. The most recent information filed with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this registration statement as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Article VI, Sections 6.1 and 6.2 of the registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees to the maximum extent permitted by the DGCL. The registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages to the registrant and its stockholders for breach of the directors' fiduciary duty. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and director with further indemnification to the maximum extent permitted by the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

   Exhibit
   Number                              Description
   -------                             -----------
    5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

   23.1       Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit
              5.1).

   23.2       Consent of Ernst & Young LLP, Independent Auditors (regarding Corixa
              Corporation's consolidated financial statements).

   23.3       Consent of Ernst & Young LLP, Independent Auditors (regarding Coulter
              Pharmaceutical, Inc.'s consolidated financial statements).

   23.4       Consent of KPMG LLP, Independent Auditors (regarding Ribi ImmunoChem,
              Inc.'s financial statements).

   24.1       Power of Attorney (included on signature page).

   99.1       Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan.

   99.2       Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan.

   99.3       Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan.


ITEM 9. UNDERTAKINGS

A.      The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 29th day of December, 2000.

                                       CORIXA CORPORATION

                                                /s/ STEVEN GILLIS
                                       -----------------------------------------
                                       By:      Steven Gillis
                                                Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven Gillis and Michelle Burris or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 29th day of December, 2000.


          SIGNATURE                                    TITLE
          ---------                                    -----


      /s/ STEVEN GILLIS             Chief Executive Officer and Chairman of the
----------------------------------  Board (Principal Executive Officer)
        Steven Gillis


     /s/ MICHELLE BURRIS            Vice President Finance and Administration
----------------------------------  and Chief Financial Officer (Principal
       Michelle Burris              Financial and Accounting Officer)


      /s/ MICHAEL BIGHAM            Vice Chairman of the Board
----------------------------------
        Michael Bigham


       /s/ MARK McDADE              Chief Operating Officer and Director
----------------------------------
         Mark McDade


       /s/ JOSEPH LACOB             Director
----------------------------------
         Joseph Lacob


      /s/ ARNOLD ORONSKY            Director
----------------------------------
        Arnold Oronsky


       /s/ JAMES YOUNG              Director
----------------------------------
         James Young

      /s/ RICHARD MOMSEN            Director
----------------------------------
        Richard Momsen


       /s/ SAMUEL SAKS              Director
----------------------------------
         Samuel Saks

                                INDEX TO EXHIBITS

   Exhibit
   Number                              Description
   -------                             -----------
    5.1       Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered.

   23.1       Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit
              5.1).

   23.2       Consent of Ernst & Young LLP, Independent Auditors (regarding Corixa
              Corporation's consolidated financial statements).

   23.3       Consent of Ernst & Young LLP, Independent Auditors (regarding Coulter
              Pharmaceutical, Inc.'s consolidated financial statements).

   23.4       Consent of KPMG LLP, Independent Auditors (regarding Ribi ImmunoChem,
              Inc.'s financial statements).

   24.1       Power of Attorney (included on signature page).

   99.1       Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan.

   99.2       Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan.

   99.3       Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan.